Exhibit 99.2

American Rebel Light Beer Continues Rapid Expansion of National Distribution Footprint adding Iowa’s Mahaska Bottling Company

American Rebel Light to be served at Knoxville Raceway the “Sprint Car Capital of the World” and the Dingus Lounge “Iowa’s Most Notorious Bar”

Nashville, TN, Feb. 19, 2025 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”), creator of American Rebel Beer (americanrebelbeer.com) and a designer, manufacturer, and marketer of branded safes, personal security and self-defense products and apparel (americanrebel.com), proudly announces its strategic expansion into Iowa through a partnership with Mahaska Bottling Company (mahaska.com). This move is a significant milestone in the Company’s broader Midwest growth strategy, underscoring Iowa’s pivotal role as a key market in American Rebel’s regional expansion.

“I had a hunting show, Maximum Archery World Tour , on television for ten years. I bowhunted all over the world, but in Iowa I’ve met some of the most passionate hunters and outdoorsmen I’ve ever met. I’ve done several “meet and greets” at the Iowa Deer Classic in Des Moines over the years and it was always a lot of fun and great to meet everyone there. Getting American Rebel Light Beer distributed throughout the state of Iowa really means a lot to me,” said American Rebel CEO Andy Ross.

Powerful Iowa Distribution Partnership – Mahaska Bottling Company and Rebel Light

Founded in 1889, Mahaska Bottling Company boasts a rich history of providing high-quality beverage distribution services across Iowa. Their extensive network and dedication to customer satisfaction make them an ideal partner for American Rebel Beer.

The agreement with Mahaska Bottling Company will allow American Rebel Light Beer to captivate a broader audience in Iowa, introducing its Premium Light Lager to beer enthusiasts across the region. This partnership aims to provide a seamless distribution network, ensuring American Rebel Light Beer is available in local bars, restaurants, and retail outlets. “We are very excited to bring American Rebel Light to our valued customers in the State of Iowa,” said Chad Irving, Chief Marketing Officer of Mahaska Bottling Company.

“We are thrilled to partner with Mahaska Bottling Company to bring American Rebel Light Beer to Iowa,” said Todd Porter, President of American Rebel Beverages. “This collaboration allows us to serve the patriotic consumers in Iowa who are looking for a clean, natural, and great-tasting light beer that embodies the values of our great nation.”

Launch Events to bring American Rebel Light Beer to Iowa’s Best Venues

American Rebel Beer will host a series of exciting events, including beer tastings, live music performances, and promotional giveaways. The festivities will kick off this Spring and run through the Fall, offering a perfect opportunity for the community to come together and enjoy America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, STAND YOUR GROUND BEER!

American Rebel Light will be anchored by two legendary Iowa establishments:

the Knoxville Raceway (knoxvilleraceway.com) and

the Dingus Lounge (www.dinguslounge.com)

“The Knoxville Raceway and the Dingus Lounge will put Rebel Light on the map in Iowa right out of the box,” said American Rebel CEO Andy Ross. “And Mahaska Bottling Company and our Rebel Light Street Team will carry our message throughout the rest of the state utilizing our Rebel Light nights in bars and restaurants across the state.

The Knoxville Raceway is known as the “Sprint Car Capital of the World” and the home of the Knoxville Nationals, a premier sprint car racing event that draws tens of thousands of fans each year that was first held in 1961.

“We have been looking forward to getting American Rebel Light in here for a while,” said Knoxville Raceway General Manager Jason Reed . “It’s a great fit for our audience. We love what American Rebel is doing in motor sports and we look forward to supporting them.”

The Knoxville Raceway seats around 21,000, which is thought to be the fourth largest outdoor facility in Iowa behind the football stadiums of Iowa and Iowa State University and the Iowa Speedway. To promote American Rebel Light at the Raceway, entertainment events headlined by American Rebel CEO Andy Ross are in the works. American Rebel and Tony Stewart Racing will collaborate on further promotional value through the American Rebel sponsorship of the Tony Stewart Racing NHRA Funny Car driven by Matt Hagan and Tony Stewart’s love of sprint car racing and Tony’s suite at the Knoxville Raceway.

“Iowa’s Most Notorious Bar”, the Dingus Lounge, is the ideal establishment to serve American Rebel Light. Owner AJ Mottet has expanded Dingus again and again. He now owns the entire block and during the Knoxville Nationals he’ll pack every square foot with patriotic race fans who love beer

“Dingus Lounge is excited and proud to be a part of American Rebel Beer,” said AJ Mottet. “The World’s Best Racing Bar and our patrons stand for the same core values that American Rebel represents . Freedom has a price, that price is the sacrifice many men and women who gave everything for us to be the land of the free. Dingus and American Rebel Beer honor those who sacrificed. We honor them every day. It’s who we are.”

“I LOVE THAT BAR,” said Andy Ross. “I would love to play at the Dingus Lounge during the Knoxville Nationals. That would be a great date to add to our tour this summer. It’s definitely our crowd and I think it would be a blast.”

During the Thursday of a previous Knoxville Nationals Dingus claims it sold 10,700 cans of Busch Light alone. “We had a chain of employees handing cases right from the truck through the crowd, right into the bar tubs,” Mottet says. “If they can love the dirt in their track, then they can love the dive in their bar.”

For more information about the launch events and American Rebel Beer, please visit (americanrebelbeer.com) or follow us on our social media platforms.

About Mahaska Bottling Company

Mahaska Bottling Company is a 7th generation family-owned bottling and distribution company that has been around for more than 135 years. From its early years at the dawn of the soft-drink industry, Mahaska has expanded its portfolio and added a multitude of product and service lines across non-alcoholic beverages, coffee, food, snacks, and beer.

About American Rebel Light Beer

Produced in partnership with AlcSource, American Rebel Light Beer (americanrebelbeer.com) is a premium domestic light lager celebrated for its exceptional quality and patriotic values. It stands out as America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer.

American Rebel Light is a Premium Domestic Light Lager Beer – All Natural, Crisp, Clean and Bold Taste with a Lighter Feel. With approximately 100 calories, 3.2 carbohydrates, and 4.3% alcoholic content per 12 oz serving, American Rebel Light Beer delivers a lighter option for those who love great beer but prefer a more balanced lifestyle. It’s all natural with no added supplements and importantly does not use corn, rice, or other sweeteners typically found in mass produced beers.

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Light Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com and www.americanrebelbeer.com. For investor information, visit www.americanrebel.com/investor-relations.

Media Inquiries:

Matt Sheldon
Matt@Precisionpr.co
917-280-7329

American Rebel Holdings, Inc.
info@americanrebel.com

American Rebel Beverages, LLC
Todd Porter, President
tporter@americanrebelbeer.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include benefits of marketing outreach efforts, actual placement timing and availability of American Rebel Beer, success and availability of the promotional activities, our ability to effectively execute our business plan, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

tporter@americanrebelbeer.com
info@americanrebel.com